EXHIBIT 21

                     SUBSIDIARIES OF ALGIERS BANCORP, INC.

                                         STATE OF
SUBSIDIARY                       INCORPORATION/ORGANIZATION
Algiers Homestead Association             Louisiana
Jefferson Community Lending, LLC <F1>     Louisiana
Algiers.COM, Inc.                         Louisiana
   Planet Mortgage, L.L.C.<F2>            Louisiana

<F1>  The  Company  owns  70% of Jefferson Lending,  LLC.   A  Notice  of
      Dissolution was filed for Jefferson Lending, LLC on May 1, 1998.
<F2>  Algiers.Com, Inc., a  wholly-owned  subsidiary of the Company, owns
      51% of Planet Mortgage, L.L.C.